EXHIBIT 3.2


















                                  BYLAWS

                                    OF

                        ROBERTSON-CECO CORPORATION









                              Effective November 8, 1990 and
                              As Amended on November 12, 1991,
                              August 27, 1992 and December 16, 1993


























                                   -77-
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                                  BYLAWS
                                    OF
                        ROBERTSON-CECO CORPORATION

                             TABLE OF CONTENTS

                                                            Page

ARTICLE I OFFICES                                           1
Section 1.1.   Registered Office and Agent                       1
Section 1.2.   Principal Office                                  1
Section 1.3.   Other Offices                                1

ARTICLE II     MEETINGS OF STOCKHOLDERS                          1
Section 2.1.   Place of Meetings                                 1
Section 2.2.   Annual Meetings                                   1
Section 2.3.   Special Meetings                                  1
Section 2.4.   Notice of Meetings                           2
Section 2.5.   Record Date                                       2
Section 2.6.   Organization                                 2
Section 2.7.   Quorum                                       2
Section 2.8.   Action by Stockholders; Voting                    3

ARTICLE III    DIRECTORS                                         3
Section 3.1.   Powers of Directors and Compensation              3
Section 3.2.   Number and Term of Office                         3
Section 3.3.   Vacancies                                    3
Section 3.4.   Meetings of Directors                             4
Section 3.5.   Informal Action                                   4
Section 3.6.   Telephone Participation in Meetings                    4
Section 3.7.   Standing Committees                          4
Section 3.8.   Other Committees                                  4
Section 3.9.   Committee Procedure                          5
Section 3.10.  Committee Meetings                           5
Section 3.11.  Committee Records and Reports                     5
Section 3.12.  Term of Committees                           5

ARTICLE IV          OFFICERS                                     5
Section 4.1.   Executive Officers                           5
Section 4.2.   The Chairman                                 5
Section 4.3.   The Vice Chairman                                 5
Section 4.4         The Chief Executive Officer                       6
Section 4.5.   The President                                6
Section 4.6.   Vice Presidents                                   6
Section 4.7.   The Secretary and Assistant Secretaries           6
Section 4.8.   The Treasurer and Assistant Treasurers            6
Section 4.9.   The Controller and Assistant Controllers               7
Section 4.10.  General Counsel and Assistant General Counsel          7
Section 4.11.  Additional and Assistant Officers, Agents and
               Employees                                    7
Section 4.12.  Vacancies                                    7
Section 4.13.  Employment Contracts                              8
Section 4.14.  Term and Compensation                             8

ARTICLE V INDEMNIFICATION                                        8
Section 5.1.   Directors and Officers                            8
Section 5.2.   Payment of Expenses                          8
Section 5.3.   Permissive Indemnification and Advancement of
               Expenses                                     8
Section 5.4.   Basis of Rights; Other Rights                     9
Section 5.5.   Determination of Indemnification                  9
Section 5.6.   Insurance                                    9
Section 5.7.   Powers of the Board                          10
Section 5.8.   Definition - Corporation                     10
Section 5.9.   Definition - Authorized Representative            10
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ARTICLE VI     SHARES OF CAPITAL STOCK                                10
Section 6.1.   Share Certificates                           10
Section 6.2.   Transfer of Stock                                 11
Section 6.3.   Transfer Agents and Registrars                    11
Section 6.4.   Lost, Stolen, Destroyed, or Mutilated Certificates     11
Section 6.5.   Regulations                                       11
Section 6.6.   Holders of Record                                 11
Section 6.7.   Treasury Shares                                   11
Section 6.8.   Fixing of Record Date                             11

ARTICLE VII    LOAN, NOTES, CHECKS, CONTRACTS AND OTHER
               INSTRUMENTS                                       12
Section 7.1.   Loans                                             12
Section 7.2.   Notes, Checks, Etc.                          12
Section 7.3.   Execution of Instruments Generally                12

ARTICLE VIII GENERAL PROVISIONS                                  12
Section 8.1.   Corporate Seal                               12
Section 8.2.   Fiscal Year                                       12
Section 8.3.   Authorization                                12
Section 8.4.   Reports to Stockholders                           13
Section 8.5.   Effect of Bylaws                                  13
Section 8.6.   Notices to Stockholders and Waivers of Notices         13
Section 8.7.   Interested Directors; Quorum                      13

ARTICLE IX     AMENDMENTS                                             14


































                                   -79-
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                                  BYLAWS
                                    OF
                        ROBERTSON-CECO CORPORATION

                                 ARTICLE I

                                  OFFICES

     Section 1.1.   Registered Office and Agent.  The name of the
Corporation's registered agent and the address of its registered office in the State of Delaware are as follows:

                       The Corporation Trust Company
                         Corporation Trust Center
                            1209 Orange Street
                        Wilmington, Delaware 19801

     Section 1.2. Principal Office. The address of the principal office of the Corporation is as follows:

                            222 Berkeley Street
                        Boston, Massachusetts 02116

     Section 1.3. Other Offices. The Corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

     Section 2.1.   Place of Meetings.   Meetings of the stockholders shall
be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

     Section 2.2. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Tuesday after May 1 of each calendar year or after the close of such other date and at such time as shall be designated by the Board of Directors.

     Section 2.3. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman or the Board of Directors, and shall be called by the Chairman, President or Secretary at the request in writing of stockholders owning at least twenty percent (20%) of the issued and outstanding shares of stock of the Corporation entitled to vote.

     Section 2.4. Notice of Meetings. A written notice stating the place, date, and hour of each meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

     Section 2.5. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of
business on the day next preceding the
day on which notice is given, or, if
notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.6. Organization. Meetings of the stockholders shall be presided over by the Chairman, or if he is not present, by the President, or if neither the Chairman nor the President is present, by a chairman to be chosen by a majority of stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting of the stockholders but, if neither the Secretary nor an Assistant Secretary is present, the stockholders shall choose any person present at the meeting to act as secretary of the meeting.

     Section 2.7. Quorum. A stockholders' meeting duly called shall not be organized for the transaction of business unless a quorum in present. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. Once a quorum has been established, the stockholders present in person or represented by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If any meeting of stockholders cannot be organized because of lack of quorum, those present in person or by proxy shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, the shares present in person or represented by proxy at the second of such adjourned meetings, consisting of at least one-third (1/3) of the outstanding shares entitled to vote, shall nevertheless constitute a quorum for the purpose of electing directors.

     Section 2.8.   Action by Stockholders; Voting.

     (a) Except as may be otherwise provided by statute, the Certificate of Incorporation or these Bylaws, (i) each holder of record of the issued and outstanding common stock of the Corporation entitled to vote shall be entitled, at every stockholders' meeting, to one vote in person or by proxy for each share of common stock having voting power standing in the name of such stockholder on the books of the Corporation, (ii) each holder of record of issued and outstanding preferred stock of the Corporation entitled to vote shall be entitled, at every stockholders' meeting, to vote in person or by proxy that number of votes or a fraction of a vote per share to which the respective series of preferred stock held by the stockholder is entitled to vote; and (iii) the affirmative vote of a majority of the voting power present in person or represented by proxy at a duly organized meeting and entitled to vote on the subject matter shall be the act of the stockholders.

     (b) Voting by the stockholders on any matter may but need not be by written ballot.

                                ARTICLE III

                                 DIRECTORS

     Section 3.1. Powers of Directors and Compensation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these Bylaws directed to be exercised or performed by the stockholders. The Board of Directors has the authority to fix the compensation of Directors.

     Section 3.2.   Number and Term of Office.

     (a) Number. The Board of Directors shall consist of not less than 1 nor more than 13 members as may be fixed from time to time by a resolution of the Board of Directors.

     (b) Eligibility, Term and Resignation. Directors need not be stockholders of the Corporation. Each Director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A Director may resign at any time upon written notice to the Corporation.

     Section 3.3. Vacancies. Vacancies occurring for any reason may be filled by a majority vote of the Directors then in office, although less than a quorum, or by a sole remaining Director. The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of Directors is reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     Section 3.4. Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution appoint; two (2) days written or oral notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by the Chairman or any Director by giving two (2) days' notice to each Director by letter, telegram, telephone or other oral message. Except as otherwise provided by these Bylaws, a majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. The business to be transacted at and the purpose of any meeting of the Board of Directors shall be specified in the notice or waiver of the meeting.

     Section 3.5. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.6.   Telephone Participation in Meetings.  Members of the
Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 3.7.   Standing Committees.  The Standing Committees of the
Board of Directors shall be an Audit Committee, a Compensation Committee and a Nominating Committee, each Standing Committee to have at least three (3) members.
The Board of Directors shall appoint members of each Standing Committee, but no member of the Audit Committee or Compensation Committee shall be an officer or employee of the Corporation. Each Standing Committee of the Board shall have
 and
exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in these Bylaws and in resolutions adopted by the Board of Directors. The Board may designate one or more Directors as alternate members of any Standing Committee, who may replace any absent or disqualified member at any meeting of the committee.
                                   -82-
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     Section 3.8.   Other Committees.  The Board of Directors may by
resolution passed by a majority of the whole Board, designate one or more other committees, each of which shall consist of one (1) or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board shall provide in the resolution designating such committee except as otherwise provided by statute.

     Section 3.9. Committee Procedure. The Board of Directors may establish reasonable rules and regulations for the conduct of the proceedings of any committee and may appoint a chairman of the committee who need not be a member thereof and a secretary of the committee who need not be a member thereof.
To the extent that the Board shall not exercise such powers, they may be exercised by the committee, subject always to the power of the Board to change such action.

     Section 3.10. Committee Meetings. Each committee shall meet at the call of its chairman or any two (2) regular members of such committee upon 48 hours' written or oral notice to each member of such committee. The presence or telephone participation of members (regular or alternate) of any committee equal in number to a majority of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at or so participating in any meeting at which a quorum is present shall be the act of the committee.

     Section 3.11. Committee Records and Reports. Each committee shall keep appropriate records of its proceedings. At each regular meeting of the Board of Directors, each committee shall report to the Board the substance of all action taken by such committee since the date of its last report to the Board. Each report shall be filed with the minutes of the meeting of the Board of Directors to which it is presented, as part of the corporate records.

     Section 3.12. Term of Committees. Each committee of the Board of Directors and each committee member shall serve at the pleasure of the Board.

                                ARTICLE IV

                                 OFFICERS

     Section 4.1. Executive Officers. The Executive Officers of the Corporation shall be a Chairman, a President, such number of Vice Presidents as may be determined by the Board of Directors, a Secretary, a Treasurer, a Controller and a General Counsel, all of whom shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. Any two or more offices may be held by the same person except that the same person may not hold the offices of President and Secretary. The compensation of each officer elected by the Board of Directors following each Annual Meeting of Stockholders and any other officers designated by the President or the Board of Directors shall be fixed from time to time by the Compensation Committee.

     Section 4.2. The Chairman. The Chairman shall be a Director, shall preside at meetings of the Board of Directors and of the stockholders, and in the absence of the President will assume and execute all the responsibilities of that officer.

     Section 4.3.    The Vice Chairman.  The Vice Chairman shall be a
Director, and shall direct and have responsibility for such business and affairs of the Corporation and its subsidiaries as, from time to time, shall be established by resolution of the Board of Directors or delegated by the Chairman in a writing filed with the Secretary of the Corporation. In the absence of the Chairman, the Vice Chairman shall preside at meetings of the Board of Directors and of the stockholders.
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     Section 4.4.   The Chief Executive Officer.  The Board of Directors
shall designate either the Chairman or the President to be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall direct and have responsibility for all the business and affairs of the Corporation and its subsidiaries and shall implement the policies and programs adopted or approved by the Board of Directors.

     Section 4.5. The President. The President shall supervise and direct the business operations of the Corporation, subject to the control of the Board of Directors and the Chairman when the Chairman has been designated as Chief Executive Officer. The President shall undertake such other responsibilities and duties as may be assigned from time to time by the Board of Directors or by a Chairman who has been designated as Chief Executive Officer.

     Section 4.6. Vice Presidents. The seniority of Vice Presidents shall be in the order of their election or in such other order as may be designated by the Board of Directors. Each Vice President shall have and exercise such powers and duties as from time to time may be conferred upon the Vice President by the Board of Directors, the Chairman or the President.

     Section 4.7. The Secretary and Assistant Secretaries. The Secretary shall give notice of all meetings of the shareholders and, when required by these
Bylaws, of meetings of the Board of Directors; shall be present at all such meetings to keep a record of the proceedings thereof; and shall have charge of the corporate seal of the Corporation. The Secretary shall be the custodian of all corporate records and indicia of title and shall perform such other duties as may be assigned to the Secretary from time to time by the Board of Directors or the Chief Executive Officer.

     One or more Assistant Secretaries may be appointed by the Board of Directors or the Chief Executive Officer and shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Secretary, an Assistant Secretary or Secretary Protempore shall perform the duties of the Secretary

     Section 4.8. The Treasurer and Assistant Treasurers. The Treasurer shall be the principal officer in charge of financial matters and shall have charge and custody of and be responsible for the safe keeping of all funds and securities of the Corporation; shall receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

     One or more Assistant Treasurers may be appointed by the Board of Directors or the Chief Executive Officer and shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be conferred upon or assigned to them or any of them by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Treasurer, an Assistant Treasurer shall perform the duties of the Treasurer.

     Section 4.9. The Controller and Assistant Controllers. The Controller shall be the principal officer in charge of accounting matters and shall maintain adequate records of all assets, liabilities and transactions of the Corporation and its subsidiaries; shall render reports as to the financial position and operations of the Corporation as may be required by the Board of Directors or the
Chief Executive Officer; and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

     One or more Assistant Controllers may be appointed by the Board of
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Directors or the Chief Executive Officer and shall assist the Controller in the performance of his duties as from time to time may be conferred upon or assigned to them by the Board of Directors or by the Chief Executive Officer. At the direction of the Controller or in his absence or disability, as Assistant Controller shall perform the duties of the Controller.

     Section 4.10.  General Counsel and Associate General Counsel.  The
General Counsel shall be the chief legal officer of the Corporation; shall have supervisory responsibility over all legal matters; and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

     One or more Associate General Counsels, if appointed by the Board of Directors or the Chief Executive Officer, shall assist the General Counsel in the performance of his duties and, at the direction of General Counsel or in his absence, as Associate General Counsel shall perform the duties of General Counsel.

     Section 4.11.  Additional and Assistant Officers, Agents and Employees.
The Board of Directors from time to time may appoint such additional officers, and such assistant officers, agents and employees, to serve at will or for such periods, and to have such authority and perform such duties, as shall be determined by the Board of Directors. Subject to the power of the Board of Directors, the Chairman or President may appoint from time to time division Vice Presidents, and such other agents and employees as may be deemed advisable for the prompt and orderly transaction of the business of the Corporation, prescribe their authority and duties and the conditions of their employment, and dismiss them; provided, however, that the powers and duties so delegated shall not conflict with the provisions of the Certificate of Incorporation, these Bylaws, or with the powers and duties of any Executive Officer.

     Section 4.12. Vacancies. Vacancy in any office or position by reason of death, resignation, removal, disqualification or any other cause shall be filed in the manner provided in this Article IV for regular election or appointment to such office.

     Section 4.13. Employment Contracts. The Board of Directors may authorize the Corporation to enter into employment contracts with any officer or other employee, upon such terms and conditions, including the duration of employment (which may be for any period more or less than one year) and the amount and nature of compensation, as the Board of Directors may approve as being in the best interests of the Corporation.

     Section 4.14. Term and Compensation. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

                                 ARTICLE V

                              INDEMNIFICATION

     Section 5.1. Directors and Officers. The Corporation shall have the power to indemnify and shall indemnify, to the fullest extent now or hereafter permitted by law, each Director or officer (including each former Director or officer) of the Corporation and each director (including each former director) of a wholly-owned subsidiary of the Corporation who was or is a party to or witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal,
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administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     Section 5.2. Payment of Expenses. The Corporation shall pay expenses (including attorneys' fees and disbursements) incurred by a Director or officer of the Corporation or director of a wholly-owned subsidiary of the Corporation referred to in Section 5.1 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding. The expenses incurred by such Director or officer of the Corporation or director of a wholly-owned subsidiary of the Corporation in his capacity as a Director or officer of the Corporation or director of a wholly-owned subsidiary of the Corporation shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such Director or officer of the Corporation or director of a wholly-owned subsidiary of the Corporation to repay all amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation because he has not met the standard or conduct set forth in the first sentence of Section 5.5 hereof.

     Section 5.3.   Permissive Indemnification and Advancement of Expenses.
The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Subject to Section 5.2 hereof, the Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit or proceeding referred to in this Section 5.3 in advance of the final disposition of such action, suit or proceeding.

     Section 5.4. Basis of Rights; Other Rights. Each Director and officer of the Corporation and director of a wholly-owned subsidiary of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article.
The
rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested Directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 5.5. Determination of Indemnification. Any indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The
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termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Section 5.6. Insurance. The Corporation shall purchase and maintain insurance on behalf of each Director and officer against any liability asserted against or incurred by such Director or officer in any capacity, or arising out of such Director's or officer's status as such, whether or not the Corporation would have the power to indemnify such Director or officer against such liability under the provisions of this Article. The Corporation shall not be required by these Bylaws to maintain such insurance if it is not available on terms satisfactory to the Board of Directors or if, in the business judgment of the Board of Directors either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 5.3 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the Corporation would have the power to indemnify such persons against such liability under the provisions of this Article.

     Section 5.7. Powers of the Board. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article V.

     Section 5.8. Definition - Corporation. For purposes of this Article, references to "the Corporation" shall include, in addition to the Corporation, any and all predecessors and constituent entities directly or indirectly merged or consolidated into the Corporation or any predecessor or constituent entity of any such entity.

     Section 5.9. Definition - Authorized Representative. For the purposes of this Article, the term "authorized representative" shall mean a Director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

                                ARTICLE VI

                          SHARES OF CAPITAL STOCK

     Section 6.1. Share Certificates. Every holder of stock in the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, signed by the Chairman or President and by the Secretary, sealed with the seal of the Corporation, and where signed by a transfer agent or by a registrar the signatures of the President and Secretary may be facsimile. Each certificate shall exhibit the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents. The Board of Directors may, if it so determines, direct that certificates for shares of stock of the Corporation be signed by a transfer agent and/or registered by a registrar, in which case such certificates shall not be
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valid until so signed and/or registered.  The Board of Directors may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may (or may not) as determined by the Board of Directors entitle the holder thereof to voting, dividends or other rights of shareholders.

     In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been used, on any such certificate shall cease to be such an officer, whether because of death, resignation or otherwise, before or after such certificate shall have been delivered by the Corporation, such certificates shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

     Section 6.2. Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder's duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

     Section 6.3. Transfer Agents and Registrars. The Board of Directors may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the Corporation in the transfer of the stock of the Corporation and likewise may appoint any one or more qualified banks, trust companies or other corporations as registrar or registrars of the stock of the Corporation.

     Section 6.4. Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

     Section 6.5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

     Section 6.6. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not
the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     Section 6.7. Treasury Shares. Shares of the Corporation's stock held in its treasury shall not be voted, directly or indirectly, at any meeting.

     Section 6.8. Fixing of Record Dates. The Board of Directors may fix a date, not more than sixty days prior to the date of the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion of exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to
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exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed aforesaid.

                                ARTICLE VII

                           LOANS, NOTES, CHECKS,
                      CONTRACTS AND OTHER INSTRUMENTS

     Section 7.1. Loans. No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 7.2. Notes, Checks, Etc. All notes, drafts, acceptances, checks, endorsements (other than for deposit) and all evidences of indebtedness of the Corporation whatsoever shall be signed by an Executive Officer, and shall be signed by such other officers or agents and shall be subject to such requirements as to countersignatures or other conditions as the Board of Directors from time to time may designate. Facsimile signatures on checks may be used unless prohibited by the Board of Directors.

     Section 7.3. Execution of Instruments Generally. Except as provided in Section 7.2, all contracts and other instruments requiring execution by the Corporation may be executed and delivered by the Chairman, the President or any Vice President and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized to do so by the Board of Directors.

                               ARTICLE VIII

                            GENERAL PROVISIONS

     Section 8.1. Corporate Seal. The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

     Section 8.2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or as otherwise designated by the Board of Directors from time to time.

     Section 8.3. Authorization. All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 8.4. Reports to Stockholders. The Board of Directors shall cause to be sent to the stockholders of the Corporation prior to the time of the annual meeting of stockholders a financial report as of the end of the preceding fiscal year. Such report shall be examined and reported upon by an independent certified public accountant. The Board of Directors shall have discretion to determine whether other reports shall be sent to stockholders, what such reports shall contain, and whether they shall be audited or accompanied by the report of an independent or certified public accountant.

     Section 8.5. Effect of Bylaws. No provision in these Bylaws shall vest any property right in any stockholder.

     Section 8.6.   Notices to Stockholders and Waivers of Notices.

     (a) Whenever, under the provisions of applicable law or of the Certificate of Incorporation or of these Bylaws, written notice is required to be given to any stockholder, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, postage or charges
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
prepaid, directed to such stockholder at the address of the stockholder as it appears on the records of the Corporation. If the notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, date and hour of the meeting and, in the case of special meeting of stockholders, the purpose or purposes for which the meeting is called. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (b) Whenever notice to stockholders is required to be given, under the provisions of applicable law or of the Certificate of Incorporation or of these Bylaws, a written waiver of such notice, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written wavier of notice of such meeting. Attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 8.7.   Interested Directors; Quorum.

     (a) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the
Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereof, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                ARTICLE IX

                                AMENDMENTS

     The authority to adopt, amend or repeal Bylaws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the power of the stockholders to adopt, amend or repeal Bylaws.



















































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